Exhibit 99.1

Orexigen Announces Receipt of Paragraph IV Certification Notice

SAN DIEGO, April 22, 2015 /PRNewswire/ — Orexigen Therapeutics, Inc. (NASDAQ: OREX) today announced that Orexigen and North American partner Takeda Pharmaceuticals have received notification of a Paragraph IV certification for certain patents for Contrave® (naltrexone HCl and bupropion HCl extended release) which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, or the Orange Book. The certification resulted from the filing by Actavis Laboratories FL, Inc. of an Abbreviated New Drug Application (ANDA) challenging such patents for Contrave.

Orexigen and Takeda plan to vigorously enforce Contrave intellectual property rights.

In accordance with the Hatch-Waxman Act, Takeda and Orexigen have 45 days after effective notice of the Paragraph IV certification to file suit against the ANDA filer in order to obtain an automatic stay of FDA approval of the ANDA until the earlier of (i) 30 months from Takeda’s receipt of the notice or (ii) a District Court decision finding that the identified patents are invalid, unenforceable or not infringed.

About Contrave

Contrave, approved by the United States Food and Drug Administration in September 2014, is indicated for use as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese), or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, type 2 diabetes mellitus or dyslipidemia).

The exact neurochemical effects of Contrave leading to weight loss are not fully understood. Contrave has two components: naltrexone, an opioid antagonist, and bupropion, a relatively weak inhibitor of the neuronal reuptake of dopamine and norepinephrine. Nonclinical studies suggest that naltrexone and bupropion have effects on two separate areas of the brain involved in the regulation of food intake: the hypothalamus (appetite regulatory center) and the mesolimbic dopamine circuit (reward system).

Four 56-week multicenter, double-blind, placebo-controlled Phase 3 clinical trials were conducted to evaluate the effect of Contrave in conjunction with lifestyle modification in 4,536 subjects randomized to Contrave or placebo. In these studies, the most common adverse reactions (>5 percent) seen in patients taking Contrave included nausea, constipation, headache, vomiting, dizziness, insomnia, dry mouth, and diarrhea.

The clinical trial program also includes a double-blind, placebo-controlled cardiovascular outcomes trial known as the Light Study. The primary objective of this study is to evaluate the occurrence of major adverse cardiovascular events (MACE) in overweight and obese adults with cardiovascular risk factors receiving Contrave. A second study, designed to address post-approval requirements in both Europe and the United States, is planned in order to further evaluate cardiovascular outcomes.

Important Safety Information

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS; AND NEUROPSYCHIATRIC REACTIONS

SUICIDALITY AND ANTIDEPRESSANT DRUGS

CONTRAVE is not approved for use in the treatment of major depressive disorder or other psychiatric disorders. CONTRAVE contains bupropion, the same active ingredient as some other antidepressant medications (including, but not limited to, WELLBUTRIN, WELLBUTRIN SR, WELLBUTRIN XL and APLENZIN). Antidepressants increased the risk of suicidal thoughts and behavior in children, adolescents, and young adults in short-term trials. These trials did not show an increase in the risk of suicidal thoughts and behavior with antidepressant use in subjects over age 24; there was a reduction in risk with antidepressant use in subjects aged 65 and older. In patients of all ages who are started on CONTRAVE, monitor closely for worsening, and for the emergence of suicidal thoughts and behaviors. Advise families and caregivers of the need for close observation and communication with the prescriber. CONTRAVE is not approved for use in pediatric patients.

NEUROPSYCHIATRIC REACTIONS IN PATIENTS TAKING BUPROPION FOR SMOKING CESSATION

Serious neuropsychiatric reactions have occurred in patients taking bupropion for smoking cessation. The majority of these reactions occurred during bupropion treatment, but some occurred in the context of discontinuing treatment. In many cases, a causal relationship to bupropion treatment is not certain, because depressed mood may be a symptom of nicotine withdrawal. However, some of the cases occurred in patients taking bupropion who continued to smoke. Although CONTRAVE is not approved for smoking cessation, observe all patients for neuropsychiatric reactions. Instruct the patient to contact a healthcare provider if such reactions occur.

Contraindications: CONTRAVE is contraindicated in patients with uncontrolled hypertension, seizure disorder, or current or prior diagnosis of anorexia nervosa or bulimia; in patients undergoing abrupt discontinuation of alcohol, benzodiazepines, barbiturates, and antiepileptic drugs; with use of other bupropion-containing products; for use with chronic opioids or opiate agonists (eg, methadone) or partial agonists (eg, buprenorphine) or acute opiate withdrawal; during/within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); in patients with known allergy to any other component of CONTRAVE—anaphylactoid/anaphylactic reactions and Stevens-Johnson syndrome have been reported; in pregnancy.

Warnings and Precautions

Suicidal Behavior and Ideation: All patients being treated with antidepressants for any indication should be monitored appropriately and observed closely for clinical worsening, suicidality, and unusual changes in behavior, especially during the initial few months of a course of drug therapy or at times of dose changes, either increases or decreases. Consider changing the therapeutic regimen or discontinuing in patients whose depression is persistently worse, or who are experiencing emergent suicidality or symptoms of anxiety, agitation, panic attacks, insomnia, irritability, hostility, aggressiveness, impulsivity, akathisia (psychomotor restlessness), hypomania, or mania, especially if these symptoms are severe, abrupt in onset, or were not part of the patient’s presenting symptoms. Alert families and caregivers of patients being treated with antidepressants about the need to monitor patients for the emergence of above mentioned symptoms, as well as the emergence of suicidality, daily and to report such symptoms immediately. Prescriptions for CONTRAVE should be written for the smallest quantity of tablets consistent with good patient management in order to reduce the risk of overdose.

Neuropsychiatric Symptoms and Suicide Risk in Smoking Cessation Treatment: CONTRAVE is not approved for smoking cessation treatment, but serious neuropsychiatric symptoms have been reported in patients taking bupropion for smoking cessation, including changes in mood (including depression and mania), psychosis, hallucinations, paranoia, delusions, homicidal ideation, hostility, agitation, aggression, anxiety and panic, as well as suicidal ideation, suicide attempt, and completed suicide. Observe patients for the occurrence of neuropsychiatric reactions. Instruct patients to contact a healthcare professional if such reactions occur.

Seizures: CONTRAVE can cause seizures. The risk of seizure is dose-related. Discontinue treatment and do not restart CONTRAVE in patients who experience a seizure. Use caution and consider the risk when prescribing CONTRAVE to patients with predisposing factors, clinical situations, and concomitant medications that may lower seizure threshold. Risk of seizure may be minimized by adhering to the recommended dosing schedule and avoiding co-administration with a high-fat meal.

Patients Receiving Opioid Analgesics: CONTRAVE should not be administered to patients receiving chronic opioids. Patients may be vulnerable to opioid overdose and/or precipitated opioid withdrawal.

Increase in Blood Pressure (BP) and Heart Rate (HR): CONTRAVE can cause an increase in systolic BP, diastolic BP, and/or resting HR. Monitor BP and HR especially in patients with cardiac or cerebrovascular disease and/or with controlled hypertension.

Allergic Reactions: Anaphylactoid/anaphylactic reactions and symptoms suggestive of delayed hypersensitivity have been reported in clinical trials with bupropion, as well as rare spontaneous reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock.

Hepatotoxicity: Cases of hepatitis, clinically significant liver dysfunction, and transient asymptomatic hepatic transaminase elevations have been observed with naltrexone exposure. Use of CONTRAVE should be discontinued in the event of symptoms/signs of acute hepatitis.

Activation of Mania: Prior to initiating CONTRAVE, screen patients for history of bipolar disorder and the presence of risk factors for bipolar disorder (eg, family history of bipolar disorder, suicide, or depression).

Angle-Closure Glaucoma: The pupillary dilation that occurs following use of many antidepressant drugs, including bupropion, a component of CONTRAVE, may trigger an angle-closure attack in a patient with anatomically narrow angles who does not have a patent iridectomy.

Use of Antidiabetic Medications: Weight loss may increase the risk of hypoglycemia in patients with type 2 diabetes mellitus treated with insulin and/or insulin secretagogues (eg, sulfonylureas). Monitor blood glucose levels.

Adverse Reactions: Most common adverse reactions (>5%) include: nausea (32.5%), constipation (19.2%), headache (17.6%), vomiting (10.7%), dizziness (9.9%), insomnia (9.2%), dry mouth (8.1%), and diarrhea (7.1%).

Drug Interactions: Increased risk of hypertensive reactions can occur when CONTRAVE is used concomitantly with MAOIs. Use caution and consider dose reduction of drugs metabolized by CYP2D6 when using with CONTRAVE. Avoid concomitant use with CYP2B6 inducers. Reduce CONTRAVE dose when taken with CYP2B6 inhibitors. Dose CONTRAVE with caution when used with drugs that lower seizure threshold. Use caution and monitor for CNS toxicity when using CONTRAVE concomitantly with dopaminergic drugs (levodopa and amantadine). CONTRAVE can cause false positive urine test results for amphetamines.

Indication

CONTRAVE is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial Body Mass Index (BMI) of:

•	30 kg/m2 or greater (obese) or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (eg, hypertension, type 2 diabetes mellitus, or dyslipidemia)

Limitations of Use

The effect of CONTRAVE on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of CONTRAVE in combination with other products intended for weight loss, including prescription drugs, over-the-counter drugs, and herbal preparations, have not been established.

Please see accompanying Full Prescribing Information, including Medication Guide, for Contrave.

More information is also available at www.ContraveHCP.com and www.Contrave.com.

Contrave® is a trademark of Orexigen Therapeutics, Inc. registered with the U.S. Patent and Trademark Office and used under license by Takeda Pharmaceuticals America, Inc. All other trademarks are the property of their respective owners.

About Orexigen Therapeutics Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. Orexigen developed Contrave® (naltrexone HCI and bupropion HCI extended-release), which is approved in the United States and is being commercialized there by the company’s North American partner, Takeda Pharmaceuticals. In Europe, the drug has been approved under the brand name Mysimba™ (naltrexone HCI/bupropion HCI prolonged release). Orexigen’s strategy for Contrave/Mysimba is to pursue marketing authorizations worldwide and pharmaceutical partnerships for global commercialization.

Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the companies’ current beliefs and expectations. These forward-looking statements include statements regarding: plans to vigorously enforce Contrave intellectual property rights. Inclusion of forwardlooking statements should not be regarded as a representation by either company that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the business, including, without limitation: Orexigen’s dependence on Takeda to carry out the new CV outcomes trial and the commercialization of Contrave; competition in the obesity market, particularly from existing therapies; the ability to obtain and maintain intellectual property protection for Contrave; additional analysis of the interim results of the Light study or the additional CV outcomes trial, including safety-related data, may produce negative or inconclusive results; the therapeutic and commercial value of Contrave; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Takeda nor Orexigen undertake any obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission February 27, 2015 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact:

McDavid Stilwell

Corporate Communications and Business Development

Orexigen Therapeutics, Inc.

+1-858-875-8629

mstilwell@orexigen.com

David Walsey

BrewLife (Media Contact for Orexigen)

+1-858-617-0772

dwalsey@brewlife.com